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Metris Receivables, Inc.                                Metris Master Trust                          Monthly Report
Certificateholder's Statement                            Series 1996-1                                      Dec-1998
Section 5.2                                  Class A        Class B        Class C        Class D         Total
(i)   Certificate Amount                  518,000,000.00  87,500,000.00  50,000,000.00  44,500,000.00 700,000,000.00
(ii)  Certificate Principal Distributed    34,533,333.33           0.00           0.00                 34,533,333.33
               Principal Per 1000            66.66666667     0.00000000     0.00000000
(iii) Certificate Interest Distributed      2,041,783.33     495,833.33     258,776.25                  2,796,392.91
               Interest Per 1000              5.37499999     5.66666663     5.17552500
(iv) Principal Collections                 24,169,707.25   4,082,720.82   2,332,983.32   2,070,175.69  32,655,587.08
(v)  Finance Charge Collections             8,083,553.39   1,757,970.44   1,004,554.54     891,089.07  11,737,167.43
       Recoveries                             124,236.92      28,617.23      16,352.70      14,553.90     183,760.76
       Interest Earned on Accounts                  0.00           0.00           0.00           0.00           0.00
         Total Finance Charge Collections   8,207,790.31   1,786,587.67   1,020,907.24     905,642.97  11,920,928.19
          Total Collections                32,377,497.56   5,869,308.49   3,353,890.56   2,975,818.66  44,576,515.27
(vi) Aggregate Amount of Principal Receivables                                                       3,945,002,736.7
       Invested Amount (End of Mth)       379,866,666.67  87,500,000.00  50,000,000.00  44,500,000.00 561,866,666.67
       Floating Allocation Percentage         9.6290596%     2.2179959%     1.2674262%     1.1280094%    14.2424912%
       Invested Amount (Beg. of Mth)      414,400,000.00  87,500,000.00  50,000,000.00  44,500,000.00 596,400,000.00
       Average Daily Invested Amount                                                                  584,030,708.29
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                 85.18%3,514,458,422.8
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                               7.13% 294,361,012.24
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                              2.42%  99,840,093.60
       90 Days and Over (60+ Days Contractually Delinquent)                                     5.27% 217,319,707.94
          Total Receivables                                                                   100.00%4,125,979,236.6
(viii) Aggregate Investor Default Amount                                                                5,809,775.95
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                         11.71%
(ix)  Charge-Offs                                   0.00           0.00           0.00           0.00           0.00
(x)   Servicing Fee                                                                                       992,248.40
(xi)  Pool Factor                              0.6666667      1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections               0.00           0.00           0.00           0.00
(xiii) Excess Funding Account Balance                                                                           0.00
         Prefunding Account Balance                                                                             0.00
(xiv) Class C Reserve Amount                                                                           35,000,000.00
         Class C Reserve Account Balance                                                               20,959,126.36
         Class C Trigger Event Occurrence                                                                  Yes
Average Net Portfolio Yield                                                                                 12.3202%
Minimum Base Rate                                                                                            8.4861%
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